Exhibit 10.34.1

AMENDMENT TO THE AMENDED AND RESTATED
1998 LONG-TERM INCENTIVE PLAN

Effective May 24, 2006, the Amended and Restated 1998 Long Term Incentive Plan (the “Plan”), as amended and restated, be and it hereby is amended as follows:

(a)	Add the following language at the end of the 3rd sentence of the Plan:

“and certain additional immaterial amendments were added to the
Plan effective May 24, 2006 after prior Board approval”; and

(b)	Section 4.3(b) of the Plan is deleted.

L.B. Foster Company

By: /s/ Stan L. Hasselbusch

Stan L. Hasselbusch
President and Chief Executive Officer
pursuant to authority of Board of Directors